UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 16, 2007

Orchestra Therapeutics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-18006	33-0255679
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5931 Darwin Court, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 431-7080

The Immune Response Corporation
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 16, 2007, we changed our name to Orchestra Therapeutics. Our new trading symbol on the OTC Bulletin Board is "OCHT."

Our previous name was The Immune Response Corporation and our previous trading symbol on the OTC Bulletin Board was "IMRP."

The new trading symbol for our Class B Warrants is "OCHTZ," in place of the previous "IMRPZ."

Pursuant to Delaware law, we accomplished the name change by merging our wholly-owned subsidiary Orchestra Therapeutics, Inc. up into ourself, with a provision that the subsidiary’s name would become our name. We are attaching, as an exhibit to this Form 8-K, a conformed copy of the Certificate of Ownership and Merger which was filed with the Delaware Secretary of State in order to effect the merger. As a result of this filing, Article I of our certificate of incorporation now reads in full as follows:

The name of the corporation is Orchestra Therapeutics, Inc.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1.3 Certificate of Ownership and Merger, filed April 9, 2007 and effective April 16, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orchestra Therapeutics, Inc.

April 16, 2007	By:	/s/ Joseph F. O'Neill

Name: Joseph F. O'Neill
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

3.1.3	Certificate of Ownership and Merger, filed April 9, 2007 and effective April 16, 2007.